Exhibit 99.1

FOR IMMEDIATE RELEASE

PAULA FINANCIAL ANNOUNCES PENDING VOLUNTARY DELISTING FROM NASDAQ AND VOLUNTARY TERMINATION OF SEC REPORTING

PASADENA, California, October 20, 2006 — PAULA Financial (NasdaqCM: PFCO), a specialty distributor of commercial insurance products, today announced that it has submitted written notice to The Nasdaq Capital Market (“Nasdaq”) of its intention to file a Form 25 with the Securities and Exchange Commission (“SEC”) on or about November 2, 2006 to voluntarily delist the Company’s common stock from Nasdaq and to thereafter deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Act”), by filing a Form 15 with the SEC.  The Company is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its common stock.

The Company has requested that Nasdaq permit trading in its shares until the effective date of the Form 25 and the filing of the Form 15 on or about November 13, 2006, but cannot give assurances that such request will be honored.  As a result of the filing of the Form 15, the Company’s obligation to file certain reports and forms with the SEC, including Forms 10-KSB, 10-QSB, and 8-K, will immediately cease.

The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC.  The Company’s stock may be quoted on the Pink Sheets after it delists from Nasdaq, but the Company can give no assurances that any broker will continue to make a market in the Company’s common stock.  The Pink Sheets is a privately-held provider of pricing and financial information for the over-the-counter (OTC) securities markets. It is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its website, www.pinksheets.com, which provides stock and bond price quotes, financial news and information about securities traded.  The Pink Sheets is not regulated by the SEC.

Jeff Snider, Chairman and Chief Executive Officer commented, “The Board of Directors has completed a process to assess the Company’s alternatives and unanimously approved the delisting and deregistration of its common stock after carefully considering the advantages and disadvantages of continuing registration and listing. The costs and administrative burdens associated with being a public company have significantly increased, particularly in light of new SEC, Sarbanes-Oxley and Nasdaq requirements. In fact, many companies substantially larger than PFCO have reached similar conclusions.  We believe deregistering will result in a reduction in compliance related expenses, allow us to avoid even higher future expenses associated with Sarbanes-Oxley 404 compliance and, importantly, enable our management to focus more of its time and resources on operating the Company and enhancing stockholder value.”

Mr. Snider added, “The Company intends to continue to report its financial statements in accordance with GAAP and to make its annual and quarterly reports available to Company stockholders.  We are planning to post the Company’s third quarter financial statements on our website (http://www.paula.com) on or about November 15th.”

PAULA Financial, through its Pan American Underwriters agency subsidiary, is a specialty distributor of commercial and personal insurance products serving the risk management needs of agribusiness employers in the West since 1946.  For a more extensive discussion of PAULA Financial’s business and operations, please refer to the Company’s annual report on Form 10-KSB filed with the SEC on March 28, 2006.

CAUTIONARY STATEMENT

In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers to recognize the existence of certain forward-looking statements in this press release and in any other statement by, or on behalf of, the Company, whether or not in future filings with the SEC.  Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments.  Some forward looking statements may be identified by the use of the terms “expects”, “believes”, “anticipates”, “intends”, or “judgment”.  Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties, many of which are beyond the Company’s control, and many of which, with respect to future business decisions, are subject to change.  Examples of such uncertainties and contingencies include, among other important factors, those relating to the Company’s ability to initiate and complete the deregistration and delisting process as described herein, the Company’s shares being quoted on the Pink Sheets, the Company’s use of its resources following any such delisting and deregistration, the SEC not withholding approval of the Company’s deregistration and notice on Form 15, and, in general, the Company’s compliance with Nasdaq’s and the SEC’s delisting and deregistration requirements.  These uncertainties and contingencies can effect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.  The Company disclaims any obligation to update forward-looking information.

Contact:	Debbie Maddocks
Vice President - Finance
PAULA Financial
87 East Green Street, Suite 206
Pasadena, CA 91105
(626) 844-7500